United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 13, 2020

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

(612) 435-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	SPSC	The Nasdaq Stock Market LLC
(Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2020, we entered into, amended and restated executive severance and change in control agreements with our chief executive officer, chief operating officer and chief financial officer. The agreements replace the agreements that were already in place and provide for severance, (i) for the chief executive officer, equal to 12 months’ base salary and 12 months of the employer’s portion of health care premiums for the employee in the event of an involuntary termination without cause or resignation of employment by the employee for good reason outside of a change of control period, which is substantially similar to the chief executive officer’s current agreement, and (ii) for the chief financial officer and the chief operating officer, (a) equal to 6 months’ base salary, 50% target bonus and 6 months of the employer’s portion of health care premiums in the event of a resignation of employment by the employee for good reason outside of a change of control period, (b) equal to 12 months’ base salary, 100% target bonus and 12 months of the employer’s portion of health care premiums in the event of an involuntary termination without cause outside of a change in control period, and (c) equal to 12 months’ base salary, 100% target bonus and 12 months of the employer’s portion of health care premiums in the event of an involuntary termination or resignation of employment by the employee for good reason within the three-month period before or the 12-month period following a change in control, which is substantially similar to the executives’ current agreements. The new agreements provide severance benefits for the chief executive officer equal to 18 months’ base salary, a pro-rated annual bonus, and 18 months of the employer’s portion of health care premiums for the employee in the event of an involuntary termination without cause or resignation of employment by the employee for good reason within the three-month period before or the 12-month period following a change in control. The new agreements also provide that if (i) the sum of the employee’s age plus years of service as an employee is 78 or greater, (ii) the employee provides no less than six months’ written notice of his retirement from employment to the company and (iii) the employee’s termination date occurs on the retirement date identified by the employee (“Retirement”) then (a) all of the employee’s unvested service-based stock options, restricted stock units or other equity awards outstanding will become fully vested, (b) for any equity awards whose vesting or settlement is subject to the satisfaction of performance goals over a performance period, the employee will be entitled to have those awards vest on each originally scheduled vesting date for such award in an amount equal to the number of shares, share units or share equivalents subject to the equity award that would otherwise have been determined to have been earned by employee had employee remained continuously employed by the company through the originally scheduled vesting date based on the degree to which the applicable performance goals were satisfied during the applicable performance period through the originally scheduled vesting date and (c) for the chief executive officer only, the employee shall receive a pro-rated portion of any target annual cash incentive bonus. The new agreements for the chief financial officer and the chief operating officer add the Retirement benefits described in the preceding sentence and amend the definition of Retirement for the chief executive officer to be consistent with the agreements of the other executive officers. For all three executive officers, in the event of an involuntary termination without cause or resignation of employment by the employee for good reason during the three-month period before or the 12-month period following a change in control, then all of the employee’s unvested equity awards outstanding as of the change in control will become fully vested as of the change in control.

This description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the form of employment agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits.

EXHIBIT INDEX

10.1	Amended and Restated Executive Severance and Change in Control Agreement with Archie C. Black, dated February 13, 2020

10.2	Form of Amended and Restated Executive Severance and Change in Control Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: February 18, 2020	By:	/s/ KIMBERLY K. NELSON
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer